EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Lazare Kaplan International Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-40225, No. 333-92077 and No. 333-52303) of Lazare Kaplan International of our report dated August 28, 2007, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K that was filed with the SEC on August 29, 2007 on Form 10-K. We also consent to the incorporation by reference of our report dated August 28, 2007 relating to the financial statement schedule, which appears in the Form 10-K filed with the SEC on August 29, 2007.

/S/ BDO Seidman, LLP

New York, NY
August 25, 2008

Consent of Independent Registered Public Accounting Firm

Lazare Kaplan International Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-40225, No. 333-92077 and No. 333-52303) of Lazare Kaplan International of our report dated August 27, 2007, relating to the Bellataire financial statements, an equity investee, which is included in the Annual Report on Form 10-K/A which was filed with the SEC on August 26, 2008.

/S/ BDO Seidman, LLP

New York, NY
August 25, 2008